Exhibit 5.1


                       FROHLING, HUDAK & PELLEGRINO, LLC
                              COUNSELLORS AT LAW

425 EAGLE ROCK AVENUE
    SUITE 200                                               NEWARK, NJ 07101
 ROSELAND, NJ 07068                                          (973) 622-2800
  (973) 226-4600
 FAX (973) 226-0969

                                                            Please Reply to:
                                                            X   Roseland
                                                                Newark


                                   June 28, 2001

enSurge, Inc.
8722 South 300 West, Suite 106
Sandy, Utah 84070

 Ladies and Gentlemen:

     You have requested our opinion as U.S. Securities Counsel for enSurge Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the registration of an aggregate of five million, five hundred fifty thousand (5,550,000) shares of Common Stock of the Company (the "Shares"), $.001 par value, per share, issued pursuant to various Consulting Agreements between the Company and the Consultants (the "Agreements").

     We have examined the Company's Registration Statement on Form S-8 in the form to be filed with the Securities and Exchange Commission on or about June 28, 2001 (the "Registration Statement"), the Agreements, the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Nevada, the Bylaws and the minute books of the Company as a basis for the opinion hereafter expressed.

     Based on the foregoing examination, it is our opinion, and we so advise, that upon issuance and sale in the manner described in the Registration Statement and the exhibits thereto, the Shares will be legally issued, fully paid and nonassessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                            /s/  Frohling, Hudak & Pellegrino, LLC
                            --------------------------------------
                            FROHLING, HUDAK & PELLEGRINO, LLC